UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 5, 2013

Citi Trends, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-51315	52-2150697
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

104 Coleman Boulevard, Savannah, Georgia 31408

(Address of principal executive offices)     (Zip Code)

Registrant’s telephone number, including area code: (912) 236-1561

Former name or former address, if changed since last report: Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre- commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

The 2013 annual meeting of stockholders (the “Annual Meeting”) of Citi Trends, Inc. (the “Company”) was held on June 5, 2013. At the Annual Meeting, the holders of the Company’s common stock entitled to vote at the meeting (1) elected the two (2) director nominees for three-year terms, (2) adopted, on an advisory basis, the resolution approving the Company’s 2012 executive compensation, and (3) ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2013.

The voting results were as follows:

(1) The election of two (2) directors:

Board of Directors Nominee	For	Withheld	Broker Non-Votes
Brian P. Carney	12,676,424	749,675	1,104,113

John S. Lupo	12,676,398	749,701	1,104,113

(2) A proposal to approve, on an advisory basis, the Company’s 2012 executive compensation:

For	Against	Abstain	Broker Non-Votes
12,203,323	1,037,840	184,936	1,104,113

(3) Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2013:

For	Against	Abstain
14,463,881	63,984	2,347

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CITI TRENDS, INC.

Date: June 10, 2013
	By:	/s/ Bruce D. Smith
	Name:	Bruce D. Smith
	Title:	Chief Financial Officer